SUB-SUBLEASE

     THIS SUB-SUBLEASE, made as of this 15th day of February, 1999 by and between PLD TELEKOM INC. a Delaware corporation, having an office at 505 Park Avenue, 21st floor, New York, New York 10022 (hereinafter called "Sub-Sublessor"), and CYGNE DESIGNS, INC., a Delaware corporation, having an office at 1372 Broadway, New York, New York 10018 (hereinafter called "Sub-Sublessee").

                                   WITNESSETH:

     WHEREAS, pursuant to a lease dated as of July 1, 1990 (hereinafter called the "Prime Lease"), 680 Fifth Avenue Associates (hereinafter called the
"Landlord") leased to Seiko Corporation of America (hereinafter called the "Sublessor") the 24th floor of the building located at 680 Fifth Avenue, New York, New York (hereinafter referred to as the "Leased Premises");

     WHEREAS, pursuant to a sublease dated June 4, 1997 (hereinafter called the "Sublease") Sublessor sublet the Leased Premises to Sub-Sublessor;

     WHEREAS,   Sub-Sublessee   desires  to  sublet  the  Leased  Premises  from
Sub-Sublessor on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

     SECTION  1.  LEASED  PREMISES.   Sub-Sublessor   hereby   Sub-Subleases  to
Sub-Sublessee, and Sub-Sublessee hereby hires from Sub-Sublessor the Leased Premises.

     SECTION 2. TERM. Subject to Section 4 hereof, the term of this Sub-Sublease (the "Term") shall commence on February 15, 1999 (the "Commencement Date") and shall expire on 11:59 P.M. on December 29, 1999, unless sooner terminated in accordance with this Sub-Sublease.

     SECTION  3.  RENT  AND  ADDITIONAL   RENT.   Sub-Sublessee   shall  pay  to
Sub-Sublessor, during the term of this Sub-Sublease, at the time, place and manner set forth below, the following base rents and additional rents, all of which shall be payable without abatement, setoff or deduction, in lawful money of the United States.

     (a) Subject to Section 4 hereof, Sub-Sublessee is paying simultaneous with its execution of this Lease the full amount of the base rental due with respect to the Term, namely, $138,409.

     (b) Sub-Sublessee shall pay electrical charges to the utility company servicing Leased Premises.

     (c) If by reason of any act or omission of Sub-Sublessee, Sub-Sublessor's rent under the Sublease shall be increased pursuant to the terms of the Sublease, SubSublessee shall pay to Sub-Sublessor, as additional rent, an amount equal to such increase.

     (d) All additional rent, if any, shall be payable upon demand to SubSublessor, Attention: Chief Financial Officer, PLD Telekom Inc., 505 Park Avenue, 21st floor, New York, NY 10022, or at such other place designated by Sub-Sublessor to SubSublessee by written notice.

     (e) Notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Sublessee shall not be required to pay any CPI, porters' wage, operating expense or other similar adjustments in the rent payable under the Prime Lease or the Sublease or any similar charges.

     SECTION 4. LANDLORD'S AND SUBLESSOR'S CONSENTS. If executed copies of Landlord's and Sublessor's written consents to this Sub-Sublease are not received by Sub-Sublessor and Sub-Sublessee by February 25, 1999, either party shall have the option to terminate this Sub-Sublease by notifying the other in writing on or before February 26, 1999. In the event that either party terminates this Sub-Sublease as aforesaid, Sub-Sublessee shall be entitled to the immediate return of all monies paid to Sub-Sublessor pursuant to Section 3(a) hereof or otherwise.

     SECTION 5. USE. The Leased Premises shall be used only for general and executive office use.

     SECTION 6. REPAIRS AND IMPROVEMENTS.

     (a) Notwithstanding anything to the contrary contained in this Sub-Sublease, Sub-Sublessor has no obligation to perform or make any `work, repairs, improvements or installations in the Leased Premises. Sub-Sublessee accepts the Leased Premises in its present "as is" condition.

     (b) Without limiting the generality of the foregoing, Sub-Sublessee acknowledges that it is solely responsible for the maintenance and repair of the auxiliary air conditioning unit located in the north-west corner of the Leased Premises, will have to make its own arrangements regarding the ADT security system which is currently non-operational.

     (c) No tenant work of any nature shall be installed in the Leased Premises by Sub-Sublessee unless the plans therefor have been first approved in writing by SubSublessor.

     (d) At the expiration or earlier termination of this Sub-Sublease, possession of the Leased Premises shall be surrendered to Sub Sublessor and at such time the Leased Premises shall contain and be equipped with all of Sub-Sublessee's additions or improvements (except Sub-Sublessee shall be permitted to remove the same to the extent they may be permitted to be removed by the Prime Lease and the Sublease), in good condition, ordinary wear and tear excepted, and the Leased Premises shall be restored by Sub-Sublessee at its sole cost and expense, to the extent the Prime Lease or the Sublease so requires, to the condition existing on the Commencement Date, ordinary wear and tear excepted.

     SECTION 7. ASSIGNMENT AND SUBLETTING. During the term of this Sub-Sublease, this Sub-Sublease shall not be sold, assigned, transferred or in any way disposed of, whether by operation of law or otherwise, nor shall any part or all of the Leased Premises be sublet without the prior written consent of Sub-Sublessor, which may be withheld in Sub-Sublessor's reasonable discretion, except that such consent shall not be required as to an assignment or sublease to an entity controlling, controlled by or under common control with Sub-Sublessee. Sub-Sublessee acknowledges that consent for any assignment or subletting is required in all events from Landlord and Sublessor, and that no assurance can be given that such consents may be obtained.

     SECTION 8. PRIME LEASE. True, accurate and complete copies of the Prime Lease and the Sublease have been given by Sub-Sublessor and have been reviewed by Sub-Sublessee and Sub-Sublessee acknowledges it is familiar with the terms thereof This Sub-Sublease is subject and subordinate to the Prime Lease and the Sublease. Except as may be inconsistent, inapplicable or inappropriate with the terms hereof or as otherwise expressly provided herein, all the terms, covenants and conditions in the Prime Lease and the Sublease contained shall be applicable to this Sub-Sublease and shall be deemed incorporated herein, with the same force and effect (unless the context of the Prime Lease and/or the Sublease otherwise requires) as if Sub-Sublessor were the "Landlord" under the Prime Lease and/or the "Sublessor" under the Sublease, SubSublessee were the "Tenant" under the Prime Lease and/or the "Sublessee" under the Sublease, the Leased Premises was the "Premises" referred to in the Prime Lease and/or the "Leased Premises referred to in the Sublease, and as if references in the Prime Lease to "Lease" and/or references in the Sublease to "Sublease" meant this Sub-Sublease.

     The  following   provisions  are  hereby   expressly   excluded  from  this
Sub-Sublease:

     (a) the following provisions of the Prime Lease: Sections 2.01, 3.01, 3.02,
Article 7, the final two sentences of Section 9.01(A), Section 9.01(B), Article 35 and Exhibit C; and

     (b) the following provisions of the Sublease: Section 2, Section 3, Section 6, Section 14 and Section 21(b).

     SECTION 9. SUB-SUBLESSOR'S OBLIGATIONS.

     (a) Except as specifically provided herein, Sub-Sublessor will not furnish or bear the cost of any services or repairs of any kind, including repairs needed as a result of destruction or condemnation (hereinafter collectively "Services") to Sub-Sublessee. Sub-

Sublessee will look solely to the Landlord for the providing and performance of all Services, if any, and will not seek nor require Sub-Sublessor to provide or perform same, nor (except as hereinafter required of Sub-Sublessor) shall Sub-Sublessee make any claim upon Sub-Sublessor for any failure to perform such obligation of Landlord respecting such Services.

     (b) Without limiting the generality of Section 9(a) above, it is agreed that (i) Sub-Sublessor's obligations to Sub-Sublessee hereunder with respect to the Leased Premises shall be no greater than Sublessor's obligations to
Sub-Sublessor under the Sublease with respect thereto; (ii) subject to subsection (c) below, Sub-Sublessor shall be required to perform its obligations to Sub-Sublessee hereunder with respect to the Leased Premises only to the extent that Sublessor has performed its similar obligations to SubSublessor under the Sublease with respect thereto; (iii) Sub-Sublessee shall have no greater rights against Sub-Sublessor hereunder with respect to the Leased Premises than Sub-Sublessor has against Sublessor under the Sublease with respect thereto; and (iv) if Sub-Sublessee shall be entitled to recover damages from Sub-Sublessor for Sub-Sublessor's failure to perform its obligations to Sub-Sublessee hereunder with respect to the Leased Premises and the same is not due to a default by Sub-Sublessor under this Sub-Sublease or the Sublease, it may so recover only to the extent that Sub-Sublessor has succeeded in recovering from Sublessor for its failure to perform its similar obligations to Sub-Sublessor, subject to subsection (c) below.

     (c) It is further agreed that, in the event and to the extent that the exercise of any of Sub-Sublessee's rights or the performance of any of Sub-Sublessor's and/or Landlord's obligations under this Sub-Sublease that requires enforcement of Sub-Sublessor's rights under the Sublease, requires notice or other action (including joinder in any action to be taken by Sub-Sublessee) on the part of Sub-Sublessor, Sub-Sublessor will upon reasonable notice from Sub-Sublessee take or join in such action at Sub-Sublessee's cost and expense, using counsel designated by Sub-Sublessee.

     SECTION 10. INDEMNIFICATION. Neither party shall do or permit anything to be done which would constitute a breach or violation of any of the terms, covenants or conditions of the Prime Lease or the Sublease, or which would cause the Prime Lease or the Sublease to be surrendered, terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord or the Sublessor, respectively, and each party shall indemnify and hold the other harmless from and against all claims; loss, expense or liability of any kind whatsoever (including reasonable counsel fees) by reason of any breach or default on the part of such party of its obligations under this Section 10.

     SECTION 11. DEFAULT. In the event Sub-Sublessee shall default in performing any of the applicable terms of the Prime Lease and/or the Sublease and/or this Sub-Sublease, then Sub-Sublessor shall have all the rights and remedies against SubSublessee respecting such default as would be available to Landlord under the Prime Lease and/or as would be available to Sublessor under the Sublease.

     SECTION 12. TERMINATION. If for any reason the term of the Prime Lease or the Sublease shall be terminated prior to the expiration date of this Sub-Sublease and the same is not due to a default by Sub-Sublessor under this Sub-Sublease or the Sublease, this Sub-Sublease shall thereupon be terminated, and Sub-Sublessor shall not be liable to Sub-Sublessee by reason thereof

     SECTION 13. NOTICES.

     (a) Except as otherwise expressly provided in this Sub-Sublease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Sub-Sublease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested), addressed (a) to Sub-Sublessor as provided in Section 3(d), with a copy to the General Counsel at the same address, or (b) to Sub-Sublessee at its address set forth at the start of this Agreementated, attention: Bernard Manuel, Chairman, with a copy to Roy Goldman, Esq., Fulbright & Jaworski, 666 Fifth Avenue, 31st floor, New York, NY 10103, or (c) to such other address(es) or other parties as either Sub-Sublessor or Sub-Sublessee may designate as its new address(es) or other parties for such purpose by notice given to the other in accordance with the provisions of this Section 13.

     (b) The time limits, if any, set forth in the Prime Lease and the Sublease for the giving of any notice are, for the purpose of this Sub-Sublease, changed so that the time limits of Sub-Sublessor and Sub-Sublessee shall be four (4) days less than the number of days, if any, stated in any particular case in the Prime Lease, and five (5) days less than the number of days, if any, stated in any particular case in the Sublease.

     SECTION 14. BROKER. Each party warrants and represents to the other party that it has dealt with no broker or finder with respect to the subleasing of the Leased Premises other than Cushman & Wakefield, Inc. Sub-Sublessor agrees to be responsible for the payment of one full commission to such broker on account of this Sub-Sublease pursuant to separate agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all loss, cost, claim, liability, damage and expense (including, without limitation, reasonable attorneys' fees) which the other party may incur or sustain in connection with any claim by any broker or finder other than Cushman & Wakefield, Inc. which may be asserted against such party as a result of any conversations, correspondence or other dealings between such party and such broker finder relating to the Leased Premises.

     SECTION 15. INSURANCE.

     (a) Sub-Sublessee shall obtain and keep in full force and effect during the term of this Sub-Sublease at its own cost and expense the insurance required in the Prime Lease to be maintained by Sublessor, protecting Sub-Sublessor as an additional insured against any and all claims for personal injury, death or property damage occuring in, upon, adjacent to, or connected with the Leased Premises or any part thereof Sub-Sublessee shall pay all premiums and charges therefor and upon failure to do so, Sub-

Sublessor may, but shall not be obligated to make such payments, and in such latter event, Sub-Sublessee agrees to pay the amount thereof to Sub-Sublessor on demand and said sum shall be and be deemed to be additional rent. Sub-Sublessee will include in the policies for such insurance a provision to the effect that the same will be non-cancelable except upon 30 days advance written notice to Sub-Sublessor. The original insurance policies or appropriate certificates shall be deposited with Sub-Sublessor together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of Sub-Sublessor during the term of this Sub-Sublease. In the event Sub-Sublessee shall fail to procure and place such insurance, Sub-Sublessor may, but shall not be obligated to, procure and place the same, in which event the amount of the premium paid shall be paid by Sub-Sublessee to Sub-Sublessor upon demand and such sum shall be and be deemed to be additional rent.

     (b) Sub-Sublessee agrees to include in any policy insuring against loss, damage or destruction by fire or other casualty to Sub-Sublessee's Property and business interest in the Leased Premises (business interruption insurance), a waiver of the insurer's right of subrogation against Sub-Sublessor.

     (c) Sub-Sublessee hereby releases Sub-Sublessor with respect to any claim which it might otherwise have against Sub-Sublessor for loss, damage or destruction with respect to and to the extent of its property (including rental value or business interruption) and for injury to its employees, agents and invitees, occurring during the term of this Sub-Sublease, unless due to the negligence of Sub-Sublessor or its agents.

     SECTION 16. HAZARDOUS MATERIALS.

     (a) Indemnification.

          (1) Each party shall and does indemnify and hold harmless the other party from and against any and all loss, damage, expenses, fees, claims, costs, fines, penalties, and liabilities including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with the presence or release of Hazardous Materials, as herein defined, caused by such party, its agents, employees, contractors or invitees.

          (2) The indemnification pursuant to Section 16(a) of this Sub-Sublease shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, release or disposal of Hazardous Materials on or about the Leased Premises by each party, as the case may be, its agents, employees, contractors or invitees, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Sub-Sublease, to the full extent that such action is attributable, directly or indirectly, to the use, presence, generation, storage, release or disposal of Hazardous Materials by such party, its agents, employees, contractors or invitees. Neither the written consent by Sub-Sublessor to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Sub-Sublessee with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Sub-Sublessee from Sub-Sublessee's obligation of indemnification, which shall survive the expiration or earlier termination of the Sub-Sublease.

     (b) Compliance.

          (1) Sub-Sublessee shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated by any federal, state, local, or other governmental agency (collectively, the "Laws") with respect to the use, generation, storage, or disposal of Hazardous Materials at the Leased Premises by Sub-Sublessee, its agents, employees, contractors or invitees.

          (2) Sub-Sublessee shall not cause, or allow any agent, employee, contractor, or invitee of Sub-Sublessee to cause any Hazardous Materials to be used, generated, stored, or disposed of on or about the Leased Premises, except in compliance with the Laws.

     (c) Entry. Sub-Sublessee shall allow Sub-Sublessor to enter upon the Leased Premises to perform any testing Sub-Sublessor reasonably desires. The testing shall be done at Sub-Sublessor's sole expense.

     (d) Definition. As used herein, Hazardous Materials shall include, but not be limited to those substances defined as "hazardous substances", "Hazardous Materials", "hazardous wastes", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any other federal, state and local governmental statutes, laws, ordinances, rules, regulations, and precautions.

     SECTION 17. ENTIRE AGREEMENT. All prior understandings and agreements between the parties are merged within this Sub-Sublease which alone fill" and completely sets forth the understandings of the parties; and this Sub-Sublease not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     SECTION 18. APPLICABLE LAW. This Sub-Sublease shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 19. APPLICATION. Subject to the terms hereof, the covenants and agreements herein shall bind and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

     SECTION 20. NO OFFER. Under no circumstances shall the submission of this Sub-Sublease in draft form by or to either party be deemed to constitute and offer for the subleasing of the Lease Premises.

     SECTION 21. WARRANTIES. Sub-Sublessor represents and warrants to SubSublessee that: (i) there have been no amendments, supplements or other modifications to the terms of the Sublease (including the Exhibits thereto) since its execution, and it shall not participate in or consent to any of the foregoing, (ii) Sub-Sublessor is not in default under any of the terms of the Sublease, (iii) all base rent and additional rent due under the Sublease through the date hereof has been paid, (iv) Sub-Sublessor has no knowledge of any default by Sublessor under the Sublease or by Landlord under the Prime Lease, and (v) if Sub-Sublessor receives notice or obtains knowledge of any event described in this Section 21, it shall immediately notify Sub-Sublessee thereof and provide copies of all relevant documents.


     IN WITNESS WHEREOF, the parties have caused this Sub-Sublease to be duly executed the day and year first above written.

                                 SUB-SUBLESSOR:

                                 PLD TELEKOM INC.

                                 By: /s/ E. Clive Anderson
                                    -------------------------------
                                    Name:   E. Clive Anderson
                                    Title:  Senior Vice President


                                 SUB-SUBLESSEE:

                                 CYGNE DESIGNS, INC.

                                 By: /s/ Bernard Manuel
                                    -------------------------------
                                    Name: Bernard Manuel
                                    Title: Chairman

                             CONSENT TO SUB-SUBLEASE

     THIS CONSENT TO SUB-SUBLEASE is entered into as of this 15th day of February, 1999 by and among 680 FIFTH AVENUE ASSOCIATES, L.P. ("Owner"), SEIKO CORPORATION OF AMERICA ("Tenant"), PLD TELEKOM INC. ("Subtenant") and CYGNE DESIGNS, INC. ("Sub-Subtenant"), and is made with reference to the following:

                                   WITNESSETH:

     WHEREAS, Owner and Tenant are parties to that certain lease dated July 1, 1990 (the "Lease"), demising certain premises in the building located at 680 Fifth Avenue, New York, New York (the "Building"), as more particularly described in the Lease (the "Demised Premises");

     WHEREAS, Tenant and Subtenant are parties to that certain sublease dated June 4, 1997 (the "Sublease"), subleasing the Demised Premises, to which Owner consented pursuant to the Consent to Sub-Lease, dated June 19, 1997;

     WHEREAS, Subtenant has requested that Owner and Tenant consent to the further sub-leasing of the Demised Premises to the Sub-Subtenant on the terms contained in a certain Sub-Sublease by and between Subtenant and Sub-Subtenant, dated as of February 15, 1999 (the "Sub-Sublease");

     WHEREAS, Owner and Tenant are each willing to consent to the Sub-Sublease on the express terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Each of the recitals set forth above is incorporated herein by this reference.

     2. Subtenant hereby represents and warrants that it has delivered to Owner and Tenant a true, correct and complete copy of the Sub-Sublease.

     3. Owner and Tenant each hereby consents to the subleasing of the Demised Premises to Sub-Subtenant upon the terms and conditions herein.

     4. (a) The consent by Owner to such subleasing shall not operate as a waiver of any term, condition or provision of the Lease, nor shall the same in any manner be construed to modify any term, condition, or provision of the Lease, and such consent shall not be deemed to be a consent to any subsequent assignment of the Lease or subsequent subleasing of the Demised Premises or any portion thereof nor shall such consent be deemed to constitute the consent or approval of any specific term or conditions contained in the Sub-Sublease, except for the prepayment of all rental due from Sub-Subtenant under the Sub-Sublease.

     (b) The consent by Tenant to such subleasing shall not operate as a waiver of any term, condition or provision of the Sublease, nor shall the same in any manner be construed to modify any term, condition, or provision of the Sublease, and such consent shall not be deemed to be a consent to any subsequent assignment of the Sublease or subsequent subleasing of the Demised Premises or any portion thereof nor shall such consent be deemed to constitute the consent or approval of any specific terms or conditions contained in the Sub-Sublease, except for the prepayment of all rental due from Sub-Subtenant under the Sub-Sublease.

     5. Subtenant and Sub-Subtenant expressly acknowledge and agree that any work or alterations to the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all applicable laws, without any expense to Owner or Tenant, and in compliance with the terms and conditions relating thereto as set forth in the Lease and the Sublease. 6. (a) The aforesaid consent by Owner shall not in any manner serve to release or discharge Tenant from any obligations, liabilities or duties under the terms of the Lease. (b) The aforesaid consent by Tenant shall not in any manner serve to release or discharge Subtenant from any obligations, liabilities or duties under the terms of the Sublease.

     6. (a) The aforesaid consent by Owner shall not in any manner serve to release or discharge Tenant from any obligations, liabilities or duties under the terms of the Lease.

     (b) The aforesaid consent by Tenant shall not in any manner serve to release or discharge Subtenant from any obligations, liabilities or duties under the terms of the Sublease.

     7. (a) The Sub-Sublease shall at all times remain subject and subordinate to the Lease and the Sublease, and Sub-Subtenant by executing this Consent to Sub-Sublease agrees that Sub-Subtenant shall be hilly and completely bound by each and every term of the Lease and the Sublease insofar as such terms are expressly incorporated in the Sub-Sublease.

     (b) Any breach of the Lease caused by the Sub-Subtenant shall entitle Owner to avail itself of any remedy set forth in the Lease in the event of any such breach, as well as any other remedy available to Owner at law or in equity as if the breach and been caused by Tenant.

     (c) Any breach of the Sublease caused by the Sub-Subtenant shall entitle Tenant to avail itself of any remedy set forth in the Sublease in the event of any such breach, as `well as any other remedy available to Tenant at law or in equity as if the breach had been caused by Subtenant.

     8..   Sub-Subtenant,   by  execution  of  this  Consent  to   Sub-Sublease,
acknowledges that Sub-Subtenant has examined and is familiar with all of the applicable terms, provisions and conditions of the Lease and the Sublease.

     9. Subtenant and Sub-Subtenant agree to the extent any terms, conditions or provisions of the Sub-Sublease are contrary to the terms of the Lease or the Sublease, the terms, conditions and provisions of the Sub-Sublease are not binding on Owner or Tenant, as the case may be.

     10. Under no circumstances shall Owner or Tenant be liable for any brokerage commission or other charge or expense in connection with the Sub-Sublease, and Subtenant hereby indemnifies and agrees to hold Owner and Tenant harmless from any claims or liability, whether meritorious or not, in connection with any such brokerage commission or charge.


     11. As a further condition of Owner's consent, Sub-Subtenant acknowledges and agrees to be bound by the terms and provisions of Sections 21.04 and 21.05 of the lease as if it were Tenant, the tenant thereunder. Sub-Subtenant further acknowledges that Owner would not have consented to the Sub-Sublease without the acceptance and agreement by Sub-Subtenant to be bound by the terms and conditions of Sections 21.01 and 21.05 of the Lease, and therefore such acceptance and agreement constitutes a material inducement of Owner's consent to the Sub-Sublease.

     IN WITNESS WHEREOF, the parties have executed this Consent to Sub-Sublease to as of the day and year first written above.


                                     OWNER:

                                     680 FIFTH AVENUE ASSOCIATES, L.P.

                                     By:  Hensel Fifth Avenue Associates,
                                          L.P., its General Partner

                                          By:  Hensel 680 Realty Corp., its
                                               General Partner

                                               By: /s/ [ILLEGIBLE]
                                                  -------------------
                                                  Name:
                                                  Title:


                                     TENANT:

                                     SEIKO CORPORATION OF AMERICA


                                     By: /s/ Ronald E. Rendano
                                        ------------------------------
                                        Name: Ronald E. Rendano
                                        Title: Treasurer


                                     SUB-TENANT:

                                     PLD TELEKOM INC.

                                     By: /s/ E. Clive Anderson
                                        ------------------------------
                                        Name:   E. Clive Anderson
                                        Title:  Senior Vice President


                                     SUB-SUBLESSEE:

                                     CYGNE DESIGNS, INC.

                                     By: /s/ Bernard Manuel
                                        ------------------------------
                                        Name: Bernard Manuel
                                        Title: Chairman